UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2016

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 4, 2016, Nanophase Technologies Corporation (the “Company”) entered into a Business Loan Agreement and a Change in Terms Agreement (collectively, the “Line of Credit Agreement”) with Libertyville Bank and Trust Company, a Wintrust Community Bank (“Libertyville”), the Company’s primary bank. This Line of Credit Agreement replaces the Company’s previously disclosed line of credit agreement with Libertyville, which expired on March 4, 2016. This Line of Credit Agreement has the same terms as the expired agreement but extends the expiration date to March 4, 2017.

Under the Line of Credit Agreement, Libertyville will provide a maximum of $300,000 or 75% of the Company’s eligible accounts receivables, whichever is less, of revolving credit to the Company, collateralized by a senior priority lien on the Company’s accounts receivables, inventory, equipment, general intangibles and fixtures. Interest is payable monthly on any advances at a floating interest rate of Prime plus 1%. The Company must have $1 million in cash, inclusive of the borrowed amount, at Libertyville on the date of any advance. Advances may only occur at the beginning or end of a fiscal quarter and must be repaid in full within five days of the advance. The Company intends to utilize this borrowing capacity for short-term working capital needs on an as-needed basis.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Business Loan Agreement and the Change in Terms Agreement, each dated March 4, 2016, between the Company and Libertyville. Copies of the Business Loan Agreement and the Change in Terms Agreement are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The information in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit

10.1	Business Loan Agreement, dated March 4, 2016, between the Company and Libertyville Bank and Trust Company

10.2	Change in Terms Agreement, dated March 4, 2016, between the Company and Libertyville Bank and Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION
(Registrant)

March 10, 2016	/s/ FRANK CESARIO
(Date)	FRANK CESARIO Chief Financial Officer